As filed with the Securities and Exchange Commission on August 15, 2007
Registration No. 333-36480

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 7
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Regional Bank HOLDRSSM TRUST
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
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250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Copies to:
Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Regional Bank HOLDRSSM Trust

The Regional Bank HOLDRSSM Trust issues Depositary Receipts called Regional Bank HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Regional Bank HOLDRS in a round-lot amount of 100 Regional Bank HOLDRS or round-lot multiples. Regional Bank HOLDRS are separate from the underlying deposited common stocks that are represented by the Regional Bank HOLDRS. For a list of the names and the number of shares of the companies that make up a Regional Bank HOLDR, see “Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS” starting on page 9. The Regional Bank HOLDRSSM trust will issue Regional Bank HOLDRS on a continuous basis.

Investing in Regional Bank HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Regional Bank HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Regional Bank HOLDRS are not interests in the Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Regional Bank HOLDRS are listed on the American Stock Exchange under the symbol “RKH”. On August 9, 2007, the lasted reported sale price of the Regional Bank HOLDRS on the American Stock Exchange was $145.40.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

This prospectus contains information you should consider when making your investment decision. With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Regional Bank HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

SUMMARY

The Regional Bank HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the regional banking industry. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.” This group of common stocks, and the securities of any company that may be added to the Regional Bank HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in the Regional Bank HOLDRS, which may change as a result of reconstitution events, distributions of securities by the underlying issuers or other events. The Regional Bank HOLDRS are separate from the underlying common stocks that are represented by the Regional Bank HOLDRS. On August 9, 2007 there were 3,308,900 Regional Bank HOLDRS outstanding.

RISK FACTORS

An investment in Regional Bank HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with a concentrated investment in regional banks.

General Risk Factors

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Loss of investment. Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

•	Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Regional Bank HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily representative of the regional banking industry. At the time of the initial offering, the companies included in the Regional Bank HOLDRS were generally considered to be involved in various aspects of the regional banking industry. However, the market price of the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire regional banking industry generally. If the underlying securities decline in value, your investment in the Regional Bank HOLDRS will decline in value even if common stock prices of companies involved in the regional banking industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Regional Bank HOLDRS may not be involved in the regional banking industry. In this case, the Regional Bank HOLDRS may not consist of securities issued only by companies involved in the regional banking industry.

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Not necessarily comprised of solely regional banking companies. As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Regional Bank HOLDRS and that are not involved in the regional banking industry may be included in Regional Bank HOLDRS. The securities of a new company will only be distributed from the Regional Bank HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in Regional Bank HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Regional Bank HOLDRS provides no assurance that each new company included in the Regional Bank HOLDRS will be involved in the regional banking industry. Currently, the underlying securities included in the Regional Bank HOLDRS are represented in the Financials GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Regional Bank HOLDRS yet not be involved in the regional banking industry. In addition, the GICS sector classifications of securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Regional Bank HOLDRS, which may also result in the inclusion in the Regional Bank HOLDRS of the securities of a new company that is not involved in the regional banking industry.

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No investigation of underlying securities. The underlying securities initially included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Regional Bank HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily be a diversified investment in the regional banking industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Regional Bank HOLDRS, may also reduce diversification. Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Regional Bank HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts. Trading in Regional Bank HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Regional Bank HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Regional Bank HOLDRS, you will not be able to trade Regional Bank HOLDRS and you will only be able to trade your underlying securities if you cancel your Regional Bank HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Regional Bank HOLDRS. If the Regional Bank HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Regional Bank HOLDRS are delisted. There are currently 19 companies whose securities are included in the Regional Bank HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Regional Bank HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

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Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Regional Bank HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

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The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions. There are numerous federal and state laws with which banking and financial institutions must comply. Adverse regulatory examinations and non-compliance with regulatory requirements may result in sanctions by regulatory agencies, additional regulatory restrictions and damage to the reputation of a bank, its holding company and affiliates. Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions. Changes to laws and regulations can affect banks’ operating environments in substantial and unpredictable ways. Recent changes, including the Gramm-Leach-Bliley Act of 1999 which loosened regulatory restrictions on the securities and other activities of banks and bank holding companies can be expected to have a substantial impact on the U.S. banking industry and individual banks. These changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

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Most regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights generally are subordinate to the interests of third parties. The payment of dividends by subsidiaries of regional banks is subject to legal restrictions. In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries’ liquidation or reorganization is subject to the prior claims of the subsidiaries’ creditors. The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

•
The ability to maintain or increase market share depends on market acceptance of new products and services offered by regional banks. There is increasing pressure in the banking industry for banks to adapt to changing technologies. Regional banks must adapt services to evolving industry standards and provide more cost efficient services. The widespread adoption of new technologies, including Internet-based services, is likely to require substantial expenditures to modify or adapt the existing products and services offered by many regional banks. In addition, new product research and development may be costly and time-consuming. Many regional banks may not successfully introduce new products, achieve general market acceptance of their services or develop and maintain a loyal customer base. Failure to do so could have a material adverse effect on their business, results of operations and financial condition.

•
As a result of recent changes to the banking industry, some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities brokerage and underwriting, real estate development and equity investing that do not relate to traditional banking activities and which may present additional risks not mentioned in this prospectus. The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a regional bank’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

•
The regional banking industry is very competitive, and a regional banking company’s failure to establish a customer base will adversely affect its operating results. The competition among regional banks to develop and maintain a customer base can be intense. Customer loyalty can be easily influenced by a competitor’s new offerings, and pricing policies, especially those offerings which provide cost savings. Many regional banks face significant competition from other banks, financial institutions and companies which have greater market share and financial resources, including banks which operate on a national or international level. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to acquire other companies in the industry. In addition, the Gramm-Leach-Bliley Act of 1999 broadens the scope of activities for regional banks meeting certain criteria. Regional banks that meet this criteria, referred to as “financial holding companies,” may be able to offer a wider range of products and services, perhaps at a more competitive rate, and may realize a competitive advantage over other regional banks.

•
Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many regional banks are, or plan to, rapidly expand their operations. The marketing and expansion strategies of many of these regional banks has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

•
Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, which may enhance their competitive position and result in pricing pressure on traditional banking businesses. The ability of a bank to successfully complete an acquisition is subject to regulatory approval and there can be no assurance that approval will be granted. Some regional banks may have difficulty integrating acquired companies, which frequently operate in different markets than the acquiring bank. This may result in failure to realize expected cost savings, increases in geographic presence, increases in revenue and other projected benefits from such integration. Furthermore, regional banks may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

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The financial and international operations of many banks exposes them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many banks regularly trade in foreign currencies, engage in interest rate, foreign exchange and related derivative transactions, and, to a lesser extent, acquire and trade in non-U.S. securities. In addition, many regional banks have international operations. The risks of international business that the companies are exposed to include the following:

•	general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	volatility of currency markets and value of worldwide financial markets; and

•	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

•
Regional bank stock prices may be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of regional banks can be volatile. The initial offering price of a Regional Bank HOLDR on June 23, 2000 was $97.00 and during 2006 the price of a Regional Bank HOLDR reached a high of $163.46 and a low of $137.60. Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	actual or anticipated variations in the banks’ quarterly operating results;

•	announcements of technological innovations or new services by regional banks or their competitors;

•	announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	failure to integrate or realize projected benefits from acquisitions;

•	changes in government regulations; and

•	fluctuations in quarterly and annual operating results.

•
Other broad market and industry factors may decrease the stock price of regional banks’ stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of regional banks’ stocks. Economists have declared that the United States’ economy is currently in a recession. The recession has adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These current conditions could have a material adverse affect on loan and deposit growth, loan loss reserves and, as a result, the financial condition and results of operations of companies whose common stocks are included in Regional Bank HOLDRS.

•
Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many regional banks are highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these banks lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

•
Fluctuations in interest rates could adversely affect the profitability of companies whose common stocks are included in the Regional Bank HOLDRS. Changes in market interest rates, including changes in the relationship between short-term and long-term market interest rates or between different interest rate indices, can impact margin spread, that is, the difference between the interest rates the companies whose common stocks are included in the Regional Bank HOLDRS charge on interest earning assets, such as loans, and the interest rates they pay on interest bearing liabilities, such as deposits. The impact, particularly in a falling interest rate environment, which is currently the case, could result in an increase in such companies’ interest expense relative to their interest income.

•
Companies whose common stocks are included in the Regional Bank HOLDRS are exposed to risks in connection with the loans they make. A significant source of risk for those companies whose common stocks are included in the Regional Bank HOLDRS arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses may not prevent unexpected losses that could adversely affect the results of operations of companies whose securities are included in the Regional Bank HOLDRS. Such risk is exacerbated in a recessionary environment, which is currently the case.

HIGHLIGHTS OF REGIONAL BANK HOLDRS

This discussion highlights information regarding Regional Bank HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer	Regional Bank HOLDRS Trust.
The trust
The Regional Bank HOLDRS Trust was formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receive compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Regional Bank HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Regional Bank HOLDRS.

Purpose of Regional Bank HOLDRS

Regional Bank HOLDRS are designed to achieve the following:

Diversification. Regional Bank HOLDRS are designed to allow you to diversify your investment in the regional banking industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Regional Bank HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Regional Bank HOLDRS, and can cancel their Regional Bank HOLDRS to receive each of the underlying securities represented by the Regional Bank HOLDRS.

Transaction costs. The expenses associated with buying and selling Regional Bank HOLDRS are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the regional banking industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and—Reconstitution events.” There are currently 19 companies included in the Regional Bank HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Regional Bank HOLDRS
The trust has issued, and may continue to issue Regional Bank HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Regional Bank HOLDRS themselves are separate from the underlying securities that are represented by the Regional Bank HOLDRS.

The following chart provides the
• names of the 19 issuers of the underlying securities currently represented by a Regional Bank HOLDR,
• stock ticker symbols,
• share amounts currently represented by a round-lot of 100 Regional Bank HOLDRS, and
• principal U.S. market on which the underlying securities are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market

Bank of America	BAC	27.765	NYSE
The Bank of New York Mellon Corporation(1)	BK	14	NYSE
BB&T Corporation	BBT	10	NYSE
Comerica Incorporated	CMA	5	NYSE
Fifth Third Bancorp	FITB	13.5	NASDAQ
JP Morgan Chase and Co	JPM	43.56	NYSE
Key Corporation	KEY	13	NYSE
Marshall & Ilsley Corporation	MI	6	NYSE
National City Corporation	NCC	18	NYSE
Northern Trust Corporation	NTRS	7	NASDAQ
Piper Jaffray Companies	PJC	0.5683	NYSE
The PNC Financial Services Group, Inc.	PNC	9	NYSE
Regions Financial Corporation	RF	9.5688	NYSE
State Street Corporation	STT	10	NYSE
SunTrust Banks, Inc.	STI	9	NYSE
Synovus Financial Corp.	SNV	8	NYSE
U.S. Bancorp	USB	56.83	NYSE
Wachovia Corporation	WB	41	NYSE
Wells Fargo & Co.	WFC	48	NYSE

(1)Effective July 1, 2007, as a result of the merger of Mellon Financial (NYSE ticker: “MEL”), an underlying constituent of the Regional Bank HOLDRS Trust, and The Bank of New York, The Bank of New York Mellon Corporation replaced Mellon Financial as an underlying security of the Regional Bank HOLDRS Trust. For each share of Mellon Financial held, shareholders received 1 share of The Bank of New York Mellon Corporation (NYSE ticker: “BK”). For the 14 shares of Mellon Financial per 100 shares round lot of Regional Bank HOLDRS, The Bank of New York received 14 shares of The Bank of New York Mellon Corporation. Effective July 2, 2007, 14 shares of The Bank of New York Mellon Corporation will be required for creations and cancellations per 100 share round lot of Regional Bank HOLDRS.

The companies whose common stocks were included in the Regional Bank HOLDRS, at the time the Regional Bank HOLDRS were originally issued, generally were considered to be among the 20 largest and most liquid regional banks with U.S. traded common stock, as measured by market capitalization and trading volume on May 2, 2000. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The market capitalization of a company is determined by multiplying the price of its common stock by the number of its outstanding securities.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

The number of outstanding Regional Bank HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases
You may acquire Regional Bank HOLDRS in two ways:

• through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

• through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Regional Bank HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Regional Bank HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, in addition to the issuance fee, charged by the trustee, described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Regional Bank HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Regional Bank HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Regional Bank HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Regional Bank HOLDRS represents your beneficial ownership of the underlying securities. Owners of Regional Bank HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Regional Bank HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Regional Bank HOLDRS and the right to surrender Regional Bank HOLDRS to receive the underlying securities. Regional Bank HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Regional Bank HOLDRS. However, due to the nature of Regional Bank HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Regional Bank HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Regional Bank HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Regional Bank HOLDRS would need to surrender their Regional Bank HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Regional Bank HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Regional Bank HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Regional Bank HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Regional Bank HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Regional Bank HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Regional Bank HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Regional Bank HOLDRS or other corporate events, such as mergers, a Regional Bank HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Regional Bank HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Regional Bank HOLDRS are outstanding and each round-lot of 100 Regional Bank HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Regional Bank HOLDRS. If holders of 50,000 round-lots of 100 Regional Bank HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Regional Bank HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events
The depositary trust agreement provides for the automatic distribution of underlying securities from the Regional Bank HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Regional Bank HOLDRS only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Regional Bank HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification from any other security then included in the Regional Bank HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Regional Bank HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be included in the Regional Bank HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based on upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Regional Bank HOLDRS are currently represented in the Financials GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.       The Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Regional Bank HOLDRS are delisted.

B.        The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.        Beneficial owners of at least 75% of outstanding Regional Bank HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. holder of Regional Bank HOLDRS as directly owning the underlying securities. The Regional Bank HOLDRS themselves will not result in any U.S. federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing
The Regional Bank HOLDRS are listed for listing on the American Stock Exchange under the symbol “RKH”. On August 9, 2007, the last reported sale price of the Regional Bank HOLDRS on the American Stock Exchange was $145.40.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Regional Bank HOLDRS. Bid and ask prices, however, are quoted per single Regional Bank HOLDR.
Clearance and settlement	Regional Bank HOLDRS have been issued only in book-entry form. Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The

Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Regional Bank HOLDRS.”

THE TRUST

General. This discussion highlights information about the Regional Bank HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Regional Bank HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Regional Bank HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000. The depository trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Regional Bank HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Regional Bank HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF REGIONAL BANK HOLDRS

The trust has issued Regional Bank HOLDRS under the Depositary Trust Agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.”

Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Regional Bank HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Regional Bank HOLDRS are available only in book-entry form. Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks of specified companies that, at the time of selection, were involved in various aspects of the regional banking industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume.

The Regional Bank HOLDRS may no longer consist exclusively of securities issued by companies involved in the regional banking industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the regional banking industry and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to “Highlights of Regional Bank HOLDRS—The Regional Bank HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies including the public filings by the companies. Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 19 underlying securities currently represented by a single Regional Bank HOLDR measured at the close of the business day on January 30, 1998, and thereafter as of the end of each month to August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1998	Price	1999	Price	2000	Price	2001	Price	2002	Price	2003	Price	2004	Price
January 30	109.35	January 29	131.23	January 31	113.36	January 31	132.14	January 31	115.85	January 31	103.42	January 30	134.17
February 27	120.02	February 26	131.52	February 29	98.91	February 28	123.91	February 28	113.61	February 28	101.26	February 27	136.74
March 31	127.41	March 31	132.21	March 31	117.26	March 30	121.77	March 29	124.22	March 31	97.14	March 31	133.94
April 30	130.15	April 30	139.86	April 28	108.92	April 30	120.32	April 30	124.12	April 30	108.26	April 30	127.96
May 29	125.02	May 31	128.12	May 31	118.76	May 31	125.79	May 31	124.70	May 30	115.87	May 31	132.31
June 30	130.21	June 30	134.32	June 30	102.28	June 29	124.33	June 28	120.90	June 30	117.77	June 30	130.49
July 31	131.16	July 30	124.82	July 31	106.42	July 31	126.79	July 31	111.44	July 31	121.85	July 30	129.30
August 31	101.72	August 31	122.72	August 31	119.62	August 31	121.06	August 30	115.08	August 29	119.94	August 31	135.12
September 30	107.16	September 30	114.81	September 29	121.02	September 28	112.74	September 30	101.02	September 30	118.57	September 30	134.52
October 30	121.14	October 29	133.37	October 31	117.34	October 31	104.56	October 31	104.89	October 31	128.76	October 29	136.87
November 30	126.27	November 30	122.39	November 30	111.18	November 30	112.63	November 29	107.44	November 28	129.47	November 30	139.47
December 31	136.48	December 31	112.31	December 29	125.69	December 31	115.19	December 31	104.73	December 31	134.11	December 31	142.84

2005	Price	2006	Price	2007	Price
January 31	138.57	January 31	141.39	January 31	162.43
February 28	136.31	February 28	146.14	February 28	159.90
March 31	132.52	March 31	145.76	March 30	157.82
April 29	133.70	April 28	154.86	April 30	161.00
May 31	135.60	May 31	147.22	May 31	161.17
June 30	134.72	June 30	146.41	June 29	154.61
July 29	137.14	July 31	152.58	July 31	144.02
August 31	134.02	August 31	152.20	August 9	145.15
September 30	130.26	September 29	156.42
October 31	136.59	October 31	157.50
November 30	141.41	November 30	155.30
December 30	140.54	December 29	161.63

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for the Regional Bank HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Regional Bank HOLDRS. You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS. You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS.

In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS. Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Regional Bank HOLDRS unless such securities are not listed for trading on U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from Regional Bank HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Regional Bank HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Regional Bank HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification, than any of the underlying securities represented in the Regional Bank HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Regional Bank HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Regional Bank HOLDRS will be distributed from the Regional Bank HOLDRS to you.

Standard & Poor’s classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Regional Bank HOLDRS are currently represented in the Financials GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Regional Bank HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

Further issuances of Regional Bank HOLDRS. The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within 5 business days from the date the Regional Bank HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

Issuance and cancellation fees. If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Regional Bank HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be any of the members of the selling group or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Regional Bank HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

I.	General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Regional Bank HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. receipt holder”); and

•
any individual, corporation, estate or trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. receipt holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Regional Bank HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Regional Bank HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Regional Bank HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Regional Bank HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Regional Bank HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Regional Bank HOLDRS

A U.S. receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Regional Bank HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Regional Bank HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. receipt holder sells Regional Bank HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS. Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities. A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible. If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. receipt holders, “financial services income for taxable years beginning before January 1, 2007.” For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. receipt holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. receipt holders of Regional Bank HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. receipt holders of Regional Bank HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Regional Bank HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification and disclosure requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Regional Bank HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder,

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Regional Bank HOLDRS (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Regional Bank HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Regional Bank HOLDRS. The trust delivered the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Regional Bank HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Regional Bank HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Regional Bank HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Regional Bank HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in

Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS. This prospectus relates only to Regional Bank HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005, and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

REGIONS FINANCIAL CORPORATION (RF)

Regions Financial Corporation, through its subsidiaries, offers various banking and financial services in the United States. The company provides a range of commercial banking services, operating approximately 2,000 full service banking offices in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas, and Virginia. The company also offers various brokerage and investment banking products and services, such as securities brokerage, asset management, financial planning, mutual funds, securities underwriting, sales and trading, and investment banking, as well as provides financial advisory services. In addition, it originates and services mortgage loans for long-term investors. Further, Regions Financial Corporation provides various lines of personal and commercial insurance and offers credit-related insurance products. It also acts as a re-insurer of credit life insurance, and accident and health insurance, and factors commercial accounts receivable, and performs billing and collection services for clients in the trucking and automotive service industry, as well as offers equipment financing products.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	20.85	January	20.49	January	24.70	January	24.94	January	33.18	January	36.26
February	21.15	February	20.60	February	25.30	February	24.98	February	27.75	February	35.82
March	21.98	March	19.88	March	23.51	March	25.95	March	27.05	March	35.37
April	22.71	April	21.05	April	22.02	April	26.32	April	28.94	April	35.09
May	22.20	May	22.32	May	25.48	May	26.66	May	26.80	May	35.67
June	22.38	June	21.84	June	25.47	June	26.00	June	26.45	June	33.10
July	22.32	July	21.67	July	24.53	July	27.91	July	28.66	July	30.07
August	22.47	August	21.54	August	26.05	August	26.32	August	28.65
September	20.74	September	21.22	September	24.40	September	25.26	September	29.04
October	19.60	October	23.62	October	26.39	October	25.23	October	30.22
November	19.07	November	23.99	November	25.93	November	26.59	November*	36.65
December	19.20	December	24.50	December	25.90	December	26.21	December	37.40

*As a result of the merger of AmSouth Bancorporation (NYSE Ticker: “ASO”) and Regions Financial Corporation (NYSE Ticker: “RF”), Regions Financial Corporation replaced AmSouth Bancorporation as an underlying security of the Regional Bank HOLDRS Trust. The closing prices prior to November 6, 2006 reflect those of Amsouth Bancorporation.

The closing price on August 9, 2007 was $30.09.

BB&T CORPORATION (BBT)

BB&T Corporation is a bank holding company with several banking subsidiaries, which primarily provide small business lending, commercial middle-market lending, real estate lending, retail lending, home-equity lending, sales finance, mortgage lending, leasing, asset management, trust services, agency insurance, wholesale insurance brokerage and treasury services. BB&T operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, Kentucky, Florida, Tennessee, Alabama, Indiana, and Washington, D.C.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	35.24	January	33.56	January	37.10	January	39.47	January	39.04	January	42.26
February	37.01	February	32.83	February	37.15	February	39.15	February	39.53	February	42.45
March	38.11	March	31.43	March	35.30	March	39.08	March	39.20	March	41.02
April	38.08	April	32.60	April	34.49	April	39.21	April	42.94	April	41.62
May	37.58	May	34.19	May	37.68	May	39.94	May	41.57	May	42.11
June	38.60	June	34.30	June	36.97	June	39.97	June	41.59	June	40.68
July	37.02	July	34.90	July	38.73	July	41.82	July	41.99	July	37.42
August	38.05	August	36.52	August	39.99	August	40.57	August	42.80
September	35.04	September	35.91	September	39.69	September	39.05	September	43.78
October	36.25	October	38.67	October	41.11	October	42.34	October	43.52
November	37.99	November	39.36	November	42.45	November	42.55	November	43.01
December	36.99	December	38.64	December	42.05	December	41.91	December	43.93

The closing price on August 9, 2007 was $40.08.

BANK OF AMERICA (BAC)

Bank of America Corporation, through its banking and non-banking subsidiaries provides a range of financial services and products throughout the United States and in selected international markets. Bank of America manages its operations through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	31.52	January	35.03	January	40.73	January	46.37	January	44.23	January	52.58
February	31.98	February	34.62	February	40.96	February	46.65	February	45.85	February	50.83
March	34.01	March	33.42	March	40.49	March	44.10	March	45.54	March	51.02
April	36.24	April	37.03	April	40.25	April	45.04	April	49.92	April	50.90
May	37.91	May	37.10	May	41.57	May	46.32	May	48.40	May	50.71
June	35.18	June	39.52	June	42.31	June	45.61	June	48.10	June	48.89
July	33.25	July	41.29	July	42.51	July	43.60	July	51.53	July	47.42
August	35.04	August	39.63	August	44.98	August	43.03	August	51.47
September	31.96	September	39.02	September	43.33	September	42.10	September	53.57
October	34.90	October	37.87	October	44.79	October	43.74	October	53.87
November	35.04	November	37.72	November	46.27	November	45.89	November	53.85
December	34.79	December	40.22	December	46.99	December	46.15	December	53.39

The closing price on August 9, 2007 was $48.35.

COMERICA INCORPORATED (CMA)

Comerica Incorporated is a bank holding company that offers individual banking, business banking and investment banking services. Comerica's individual banking services include consumer lending, consumer deposit gathering, mortgage loan origination and servicing, small business banking and private banking. Comerica's business banking services include middle-market lending, asset-based lending, large corporate banking, international financial services and specialty deposit gathering. Comerica's investment bank is responsible for the sale of mutual fund and annuity products, as well as life, disability and long-term care insurance products.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	56.29	January	40.50	January	57.11	January	57.86	January	55.47	January	59.30
February	59.85	February	40.98	February	57.54	February	57.08	February	57.32	February	60.39
March	62.57	March	37.88	March	54.32	March	55.08	March	57.97	March	59.12
April	62.85	April	43.51	April	51.63	April	57.26	April	56.87	April	61.91
May	64.10	May	46.27	May	56.61	May	55.88	May	54.75	May	62.83
June	61.40	June	46.50	June	54.88	June	57.80	June	51.99	June	59.47
July	58.16	July	48.48	July	58.47	July	61.10	July	58.55	July	52.66
August	58.50	August	49.34	August	60.15	August	60.49	August	57.25
September	48.22	September	49.60	September	59.35	September	58.90	September	56.92
October	43.66	October	51.48	October	61.51	October	57.78	October	58.19
November	47.33	November	52.41	November	61.50	November	57.67	November	58.25
December	43.24	December	56.06	December	61.02	December	56.76	December	58.68

The closing price on August 9, 2007 was $53.26.

FIFTH THIRD BANCORP (FITB)

Fifth Third Bancorp is a bank holding company through its subsidiaries, engages primarily in commercial, retail banking, trust banking, electronic payment processing services and investment advisory services.  Fifth Third provides its financial products and services, which include consumer banking and credit card services, mortgage services and leasing, to the retail, commercial, financial, governmental, educational and medical sectors. Fifth Third's operations are primarily located in the Midwestern United States.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	63.25	January	53.35	January	57.74	January	46.47	January	37.57	January	39.90
February	63.76	February	53.11	February	56.02	February	44.77	February	38.65	February	40.28
March	67.48	March	50.23	March	55.37	March	42.98	March	39.36	March	38.69
April	68.59	April	49.22	April	53.72	April	43.50	April	40.42	April	40.59
May	65.17	May	57.40	May	54.29	May	42.67	May	38.00	May	42.36
June	66.65	June	57.42	June	53.78	June	41.17	June	36.95	June	39.77
July	66.07	July	55.01	July	79.36	July	43.10	July	38.14	July	36.89
August	67.02	August	58.60	August	49.81	August	41.41	August	39.34
September	61.23	September	55.54	September	49.22	September	36.75	September	38.08
October	63.50	October	58.17	October	49.19	October	40.12	October	39.85
November	56.00	November	58.13	November	50.36	November	40.27	November	39.43
December	58.55	December	59.10	December	47.30	December	37.72	December	40.93

The closing price on August 9, 2007 was $38.61.

JP MORGAN (JPM)

JPMorgan Chase & Co. operates as a global financial services company in the United States. The company operates in six segments: Investment Bank, Retail Financial Services, Card Services, Commercial Banking, Treasury and Securities Services, and Asset Management. The Investment Bank segment delivers products and services, including advising on corporate strategy and structure, capital raising in equity and debt markets, risk management, and market-making in cash securities and derivative instruments in various capital markets to corporations, financial institutions, governments, and institutional investors. The RFS segment offers consumer banking, small business banking, auto and educational finance, home finance and insurance services. The Card Services segment issues various credit cards. The Commercial Banking segment offers lending, treasury services, investment banking and investment management to corporations, municipalities, financial institutions and not-for-profit entities. The TSS segment provides transaction, investment, and information services to corporations, issuers and institutional investors. The AWM segment provides investment and wealth management services to institutional and retail investors, financial intermediaries and high-net-worth families and individuals. The company has operations in Europe, Middle East, Africa, Asia-Pacific, Latin America and the Caribbean.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	34.05	January	23.34	January	38.89	January	37.33	January	39.75	January	50.93
February	29.25	February	22.68	February	41.02	February	36.55	February	41.14	February	49.39
March	35.65	March	23.71	March	41.95	March	34.60	March	41.64	March	48.38
April	35.10	April	29.35	April	37.60	April	35.49	April	45.38	April	52.10
May	35.95	May	32.86	May	36.84	May	35.75	May	42.64	May	51.83
June	33.92	June	34.18	June	38.77	June	35.32	June	42.00	June	48.45
July	24.96	July	35.05	July	37.33	July	35.14	July	45.62	July	44.01
August	26.40	August	34.22	August	39.58	August	33.89	August	45.66
September	18.99	September	34.33	September	39.73	September	33.93	September	46.96
October	20.75	October	35.90	October	38.60	October	36.62	October	47.44
November	25.17	November	35.40	November	37.65	November	38.25	November	46.28
December	24.00	December	36.73	December	39.01	December	39.69	December	48.30

The closing price on August 9, 2007 was $44.17.

KEYCORP (KEY)

KeyCorp operates as the holding company for KeyBank National Association, which provides various banking services to individual, corporate, and institutional clients in the United States. Its deposit portfolio includes savings deposits, checking deposits, and certificates of deposit. The company offers a suite of loans, which comprises commercial, financial, and agricultural loans, commercial real estate loans, commercial leases, residential real estate loans, and consumer loans. In addition, KeyCorp provides personal and corporate trust services, personal financial services, access to mutual funds, cash management services, investment banking and capital markets products, international banking services, and investment management services. Further, it offers accident, health, and credit-life insurance on loans made by its subsidiary bank, principal investing, community development financing, securities underwriting and brokerage, merchant services, and other financial services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	24.61	January	24.05	January	31.09	January	33.42	January	35.39	January	38.17
February	25.08	February	23.73	February	32.42	February	33.00	February	37.27	February	37.72
March	26.65	March	22.56	March	30.29	March	32.45	March	36.80	March	37.47
April	28.11	April	24.11	April	29.70	April	33.16	April	38.22	April	35.68
May	27.30	May	26.40	May	31.41	May	32.76	May	35.72	May	35.61
June	27.30	June	25.27	June	29.89	June	33.15	June	35.68	June	34.33
July	26.26	July	26.91	July	30.18	July	34.24	July	36.90	July	34.69
August	26.83	August	27.23	August	31.35	August	33.12	August	36.79
September	24.97	September	25.57	September	31.60	September	32.25	September	37.44
October	24.43	October	28.25	October	33.59	October	32.24	October	37.14
November	26.09	November	27.79	November	33.29	November	33.16	November	36.10
December	25.14	December	29.32	December	33.90	December	32.93	December	38.03

The closing price on August 9, 2007 was $33.44.

MARSHALL & ILSLEY CORPORATION (MI)

Marshall & Ilsley Corporation (“M&I”) is a bank and savings and loan association holding company that, through its bank and non-bank subsidiaries, provides banking and data services. M&I’s banking services include accepting deposits, making loans, cash management services, foreign exchange services and correspondent banking services to commercial and retail customers. M&I provides data services through its subsidiary Metavante Data Services. The company operates primarily in the Midwestern states and in Arizona, Florida and Nevada.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	29.56	January	27.10	January	38.33	January	42.81	January	41.94	January	47.06
February	30.50	February	26.57	February	39.62	February	40.49	February	44.00	February	47.58
March	31.12	March	25.56	March	37.81	March	41.75	March	43.58	March	46.31
April	31.83	April	29.42	April	36.77	April	42.64	April	45.72	April	48.02
May	31.05	May	30.00	May	41.15	May	43.51	May	45.34	May	47.99
June	30.93	June	30.58	June	39.09	June	44.45	June	45.74	June	47.63
July	30.09	July	31.32	July	38.41	July	45.92	July	46.97	July	41.21
August	30.60	August	31.00	August	40.08	August	43.77	August	46.63
September	27.89	September	31.52	September	40.30	September	43.51	September	48.18
October	28.16	October	35.82	October	41.97	October	42.96	October	47.94
November	28.42	November	37.10	November	41.69	November	42.98	November	45.79
December	27.38	December	38.25	December	44.20	December	43.04	December	48.11

The closing price on August 9, 2007 was $43.38.

THE BANK OF NEW YORK MELLON CORPORATION (BK)

The Bank of New York Mellon Corporation provides financial services for institutions, corporations, and high-net-worth individuals worldwide. It offers various asset management services to corporations, governments, unions, foundations, endowments, and mutual funds, as well as provides asset servicing products, such as accounting, custody, hedge fund administration, outsourcing, performance measurement and analytics, planning, securities clearance and collateral management, securities lending, and technology solutions. The company also offers wealth management products, including investment management, wealth and estate planning, private banking and finance, and global custody and information management. In addition, the company provides issuer services, such as global corporate trust services, depositary receipt services, and shareowner services, and treasury services, including capital markets, liquidity services, global markets, working capital solutions, and international payment and trade finance services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	38.40	January	22.87	January	32.71	January	29.35	January	35.27	January	42.74
February	36.00	February	22.51	February	32.38	February	28.68	February	36.09	February	43.40
March	38.59	March	21.26	March	31.29	March	28.54	March	35.60	March	43.14
April	37.76	April	26.45	April	29.64	April	27.69	April	37.63	April	42.93
May	37.10	May	27.17	May	29.44	May	27.76	May	36.18	May	43.33
June	31.43	June	27.75	June	29.33	June	28.69	June	34.43	June	44.00
July	26.58	July	30.25	July	27.48	July	30.46	July	35.00	July*	42.55
August	27.65	August	31.35	August	28.86	August	32.45	August	37.23
September	25.93	September	30.14	September	27.69	September	31.97	September	39.10
October	28.29	October	29.87	October	28.90	October	31.69	October	38.80
November	30.05	November	28.80	November	29.22	November	33.64	November	40.23
December	26.11	December	32.11	December	31.11	December	34.25	December	42.15

*As a result of the merger of Mellon Financial (NYSE ticker: “MEL”) and The Bank of New York (NYSE ticker: “BK”), The Bank of New York Mellon Corporation replaced Mellon Financial as an underlying security of the Regional Bank HOLDRS Trust. The closing prices prior to July 2, 2007 reflect those of Mellon Financial.

The closing price on August 9, 2007 was $43.44.

NATIONAL CITY CORPORATION (NCC)

National City Corporation is a bank holding company engaged in a variety of financial services. NCC provides commercial and retail banking, mortgage financing, consumer finance and asset management services. The company primarily operates banking offices in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, and Pennsylvania.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.12	January	27.80	January	34.52	January	35.55	January	34.18	January	37.85
February	28.52	February	27.62	February	35.70	February	35.77	February	34.80	February	37.85
March	30.76	March	27.85	March	35.58	March	33.50	March	34.90	March	37.25
April	31.20	April	29.96	April	34.67	April	33.96	April	36.90	April	36.55
May	33.28	May	33.82	May	35.49	May	34.56	May	36.88	May	34.59
June	33.25	June	32.71	June	36.01	June	34.12	June	36.19	June	33.32
July	30.90	July	32.95	July	36.50	July	36.91	July	36.00	July	29.39
August	31.17	August	31.68	August	37.79	August	36.63	August	34.58
September	28.53	September	29.46	September	38.62	September	33.44	September	36.60
October	27.13	October	32.66	October	38.97	October	32.23	October	37.25
November	27.80	November	33.55	November	37.08	November	33.91	November	36.10
December	27.32	December	33.94	December	37.55	December	33.57	December	36.56

The closing price on August 9, 2007 was $27.14.

NORTHERN TRUST CORPORATION (NTRS)

Northern Trust Corporation, a bank holding company, provides investment management, asset and fund administration, and fiduciary and banking solutions for corporations, institutions and individuals worldwide. Northern Trust also owns national bank subsidiaries, a federal savings bank, trust companies and various other non-bank subsidiaries, including an investment management company, a securities brokerage firm, and an institutional investment management company. The company operates in two units, Personal Financial Services (PFS) and Corporate and Institutional Services (C&IS).

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	58.39	January	34.06	January	27.46	January	43.64	January	52.21	January	60.75
February	54.12	February	32.02	February	49.65	February	42.25	February	52.72	February	60.30
March	60.11	March	30.45	March	46.59	March	43.44	March	52.50	March	60.14
April	53.12	April	35.12	April	42.24	April	45.00	April	58.89	April	62.95
May	51.82	May	38.16	May	42.95	May	46.03	May	55.92	May	65.08
June	44.06	June	41.60	June	42.28	June	45.59	June	55.30	June	64.24
July	39.83	July	43.77	July	40.15	July	50.80	July	57.11	July	62.46
August	42.74	August	42.24	August	43.05	August	49.84	August	55.99
September	37.72	September	42.35	September	40.80	September	50.55	September	58.43
October	34.82	October	46.50	October	42.54	October	53.60	October	58.72
November	38.70	November	44.89	November	47.04	November	52.69	November	56.96
December	35.05	December	46.28	December	48.58	December	51.82	December	60.69

The closing price on August 9, 2007 was $64.51.

PIPER JAFFRAY (PJC)

Piper Jaffray Companies provides investment banking services, and institutional sales, trading, and research services primarily in the United States. Its Investment Banking activities include raising capital through equity and debt financings for corporate clients, providing financial advisory services relating to mergers and acquisitions to consumer, financial institutions, health care, technology, alternative energy, business services, and industrial growth sectors, underwriting debt issuances for government and non-profit clients, and providing financial advisory and interest rate risk management services. The company's equity and fixed income institutional sales and trading activities include equity and fixed income advisory and trade execution services for public and private corporations, public entities, non-profit clients, and institutional investors. It also has equity sales and trading relationships with institutional investors in the United States and Europe, and fixed income sales and trading professionals offer municipal, corporate, mortgage, agency, and high-yield securities services. In addition, the company invests in private equity and venture capital funds, as well as provides asset management services to institutional investors.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	*	January	*	January	46.95	January	39.58	January	44.83	January	68.94
February	*	February	*	February	51.51	February	39.55	February	49.68	February	65.23
March	*	March	*	March	54.15	March	36.59	March	55.00	March	61.94
April	*	April	*	April	48.42	April	27.65	April	69.90	April	63.81
May	*	May	*	May	48.40	May	28.27	May	63.29	May	66.90
June	*	June	*	June	45.23	June	30.43	June	61.21	June	55.73
July	*	July	*	July	40.75	July	34.41	July	51.19	July	47.92
August	*	August	*	August	43.10	August	30..49	August	58.58
September	*	September	*	September	39.59	September	29.86	September	60.62
October	*	October	*	October	43.73	October	34.35	October	69.15
November	*	November	*	Novermber	46.01	November	39.74	November	65.07
December	*	December	*	December	47.95	December	40.40	December	65.15

The closing price on August 9, 2007 was $54.46.

PNC FINANCIAL SERVICES GROUP, INC. (PNC)

The PNC Financial Services Group, Inc. is a bank holding company that operates businesses engaged in regional community banking, wholesale banking, including corporate banking, real estate finance, asset-backed lending, wealth management, asset management and global fund processing services. PNC's primary geographic markets include Pennsylvania, New Jersey, the greater Washington, D.C. area, including Maryland and Virginia, Ohio, Kentucky, and Delaware. PNC also provides certain banking, asset management and global fund processing services internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	57.75	January	44.04	January	56.51	January	53.87	January	64.86	January	73.77
February	54.94	February	44.93	February	58.62	February	52.64	February	70.35	February	73.29
March	61.49	March	42.38	March	55.42	March	51.48	March	67.31	March	71.97
April	55.15	April	43.90	April	53.10	April	53.23	April	71.47	April	74.10
May	56.25	May	49.25	May	55.21	May	54.65	May	68.91	May	73.80
June	52.28	June	48.81	June	53.08	June	54.46	June	70.17	June	71.58
July	42.15	July	48.95	July	50.60	July	54.82	July	70.84	July	66.65
August	46.09	August	47.60	August	53.67	August	56.23	August	70.79
September	42.17	September	47.58	September	54.10	September	58.02	September	72.44
October	40.66	October	53.57	October	52.30	October	60.71	October	70.03
November	42.20	November	54.36	November	54.40	November	63.77	November	70.69
December	41.90	December	54.73	December	57.44	December	61.83	December	74.04

The closing price on August 9, 2007 was $70.86.

STATE STREET CORPORATION (STT)

State Street Corporation is a bank holding company specializing in serving sophisticated global investors, such as mutual funds and other collective investment funds, corporate and public pension funds, investment managers and others. The Company operates two lines of business: investment servicing and investment management. Investment Servicing provides services for United States mutual funds, collective funds worldwide, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools. Investment Management offers an array of services for managing financial assets, including investment management and investment research services, primarily for institutional investors worldwide. The Company's clients include mutual funds and other collective investment funds, corporate and public pension funds, investment managers and others. State Street operates offices throughout the United States and internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	53.78	January	39.59	January	53.85	January	44.81	January	60.46	January	71.05
February	50.70	February	36.85	February	53.73	February	43.85	February	62.48	February	65.51
March	55.38	March	31.63	March	52.13	March	43.72	March	60.43	March	64.75
April	51.11	April	35.03	April	48.80	April	46.23	April	65.32	April	68.87
May	46.46	May	38.31	May	48.42	May	48.00	May	62.10	May	68.27
June	44.70	June	39.40	June	49.04	June	48.25	June	58.09	June	68.40
July	42.50	July	45.90	July	42.81	July	49.74	July	60.06	July	67.03
August	43.32	August	43.95	August	45.14	August	48.33	August	61.80
September	38.64	September	45.00	September	42.71	September	48.92	September	62.40
October	41.37	October	52.36	October	45.05	October	55.23	October	64.23
November	45.00	November	50.96	November	44.56	November	57.69	November	62.17
December	39.00	December	52.08	December	49.12	December	55.44	December	67.44

The closing price on August 9, 2007 was $70.56.

SUNTRUST BANKS, INC. (STI)

SunTrust Banks, Inc. is a bank holding company that provides traditional deposit, credit, trust and investment services to individuals and families, high-net-worth clients, businesses and institutions through its bank subsidiary SunTrust Bank. Through its other subsidiaries, SunTrust provides mortgage banking, credit-related insurance, asset management, brokerage and capital market services. SunTrust’s operations are located primarily in Georgia, Florida, Tennessee, Alabama, Virginia, West Virginia, Maryland, North Carolina, South Carolina, the District of Columbia, Mississippi, and Arkansas.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	61.60	January	56.65	January	72.36	January	72.02	January	71.45	January	83.10
February	62.79	February	56.25	February	72.31	February	72.44	February	72.37	February	84.31
March	66.73	March	52.65	March	69.71	March	72.07	March	72.76	March	83.04
April	67.98	April	57.22	April	68.05	April	72.83	April	77.33	April	84.42
May	68.30	May	59.30	May	65.08	May	73.61	May	75.71	May	89.29
June	67.72	June	59.34	June	64.99	June	72.24	June	76.26	June	85.74
July	65.80	July	60.90	July	65.95	July	72.72	July	78.87	July	78.30
August	67.51	August	61.13	August	68.40	August	70.28	August	76.40
September	61.48	September	60.37	September	70.41	September	69.45	September	77.28
October	60.84	October	67.07	October	70.38	October	72.48	October	78.99
November	58.66	November	71.05	November	71.30	November	72.74	November	81.65
December	56.92	December	71.50	December	73.88	December	72.76	December	84.45

The closing price on August 9, 2007 was $75.19.

SYNOVUS FINANCIAL CORP. (SNV)

Synovus Financial Corp. is a bank holding company that provides a variety of financial services. Synovus operates two business segments: Financial Services and Transaction Processing Services. Financial services primarily involve commercial banking activities and the provision of retail banking, financial management, mortgage banking, leasing and insurance services. Transaction processing services include consumer credit, debit, commercial, retail and stored value card processing and related services, as well as debt collection and bankruptcy management services and the provision of software solutions for commercial card management programs.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	27.64	January	19.33	January	25.10	January	27.13	January	27.67	January	31.93
February	29.30	February	19.25	February	25.05	February	27.16	February	28.35	February	32.37
March	30.48	March	17.89	March	24.45	March	27.86	March	27.09	March	32.34
April	27.04	April	19.47	April	23.87	April	28.03	April	28.00	April	31.56
May	26.65	May	22.82	May	25.75	May	29.07	May	26.31	May	33.06
June	27.52	June	21.50	June	25.32	June	28.67	June	26.78	June	30.70
July	24.00	July	23.53	July	35.47	July	29.57	July	28.26	July	27.96
August	24.17	August	54.45	August	25.40	August	28.77	August	29.08
September	20.62	September	24.99	September	26.15	September	27.72	September	29.37
October	20.49	October	27.60	October	27.19	October	27.47	October	29.38
November	20.83	November	28.66	November	27.00	November	28.15	November	30.02
December	19.40	December	28.92	December	28.58	December	27.01	December	30.83

The closing price on August 9, 2007 was $26.98.

U.S. BANCORP (USB)

U.S. Bancorp is a bank holding company which provides wholesale banking, consumer banking payment services, private client, trust and asset management and capital markets services to individuals, businesses, government entities and other financial institutions. U.S. Bancorp's bank and trust subsidiaries provide a range of fiduciary activities for individuals, estates, foundations, corporations and charitable organizations. U.S. Bancorp also provides investment services, data processing, leasing and brokerage services. The company primarily invests in U.S. treasury securities, obligations of states and political subdivisions, debt securities, mortgage-backed securities and asset-backed securities.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	20.82	January	21.10	January	28.27	January	30.05	January	29.91	January	35.60
February	20.85	February	20.92	February	28.53	February	29.75	February	30.91	February	35.66
March	22.57	March	18.98	March	27.65	March	28.82	March	30.50	March	34.97
April	23.70	April	22.15	April	25.64	April	27.90	April	31.44	April	34.35
May	23.65	May	23.70	May	28.10	May	29.33	May	30.87	May	34.58
June	23.35	June	24.50	June	27.56	June	29.20	June	30.88	June	32.95
July	21.39	July	24.52	July	28.30	July	30.06	July	32.00	July	29.95
August	21.49	August	23.90	August	29.50	August	29.22	August	32.07
September	18.58	September	23.99	September	28.90	September	28.08	September	33.22
October	21.09	October	27.22	October	28.61	October	29.58	October	33.84
November	21.90	November	27.71	November	29.63	November	30.28	November	33.64
December	21.22	December	29.78	December	31.32	December	29.89	December	36.19

The closing price on August 9, 2007 was $29.88.

WACHOVIA CORPORATION (WB)

Wachovia Corporation is a bank holding company that provides a variety of retail and commercial banking products and trust services. Wachovia also provides mortgage banking, credit card, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through its subsidiaries. Wachovia operates primarily in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Washington, D.C. The company also has foreign branches.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	33.25	January	35.97	January	46.24	January	54.85	January	54.83	January	56.50
February	33.23	February	35.48	February	47.97	February	53.01	February	56.07	February	55.37
March	37.08	March	34.07	March	47.00	March	50.91	March	56.05	March	55.05
April	38.04	April	38.21	April	45.75	April	51.18	April	59.85	April	55.54
May	38.37	May	40.18	May	47.21	May	50.75	May	53.50	May	54.19
June	38.18	June	39.96	June	44.50	June	49.60	June	54.08	June	51.25
July	35.80	July	43.69	July	44.31	July	50.38	July	53.63	July	47.21
August	36.85	August	42.15	August	46.91	August	49.62	August	54.63
September	32.69	September	41.19	September	46.95	September	47.59	September	55.80
October	34.79	October	45.89	October	49.21	October	50.52	October	55.50
November	35.15	November	45.75	November	51.75	November	53.40	November	54.19
December	36.44	December	46.59	December	52.60	December	52.86	December	56.95

The closing price on August 9, 2007 was $46.93.

WELLS FARGO & CO. (WFC)

Wells Fargo & Company provides banking, insurance, investments, mortgage banking and consumer finance in the United States and internationally. Wells Fargo operates in three segments: Community Banking (CB), Wholesale Banking (WB) and Wells Fargo Financial (WFF). The CB segment offers mutual funds, personal and employee benefit trust, and agency assets. The WB segment provides commercial, corporate and real estate banking products and services, including letters of credit, asset-based lending, mezzanine financing, international trade facilities, foreign exchange services, treasury management, investment management, institutional fixed income and equity sales, online/electronic products, insurance brokerage services and investment banking services. The WFF segment offers consumer and real estate loans to individuals, purchases sales finance contracts from retail merchants and automobile dealers, and makes loans secured by automobiles.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	46.39	January	47.37	January	57.41	January	61.30	January	62.36	January	35.92
February	46.90	February	45.35	February	57.35	February	59.38	February	64.20	February	34.70
March	49.40	March	44.99	March	56.67	March	59.80	March	63.87	March	34.43
April	51.15	April	48.26	April	56.46	April	59.94	April	68.69	April	35.89
May	52.40	May	48.30	May	58.80	May	60.41	May	66.37	May	36.09
June	50.06	June	50.40	June	57.23	June	61.58	June	67.08	June	35.17
July	50.86	July	50.53	July	27.41	July	61.34	July	72.34	July	33.77
August	52.19	August	50.14	August	58.75	August	59.62	August	34.75
September	48.16	September	51.50	September	59.63	September	58.57	September	36.18
October	50.47	October	56.32	October	59.72	October	60.20	October	36.29
November	46.21	November	57.33	November	61.77	November	62.85	November	35.24
December	46.87	December	58.89	December	62.15	December	62.43	December	35.56

The closing price on August 9, 2007 was $34.16.

1,000,000,000 Depositary Receipts

Regional Bank HOLDRSSM Trust

______________________

P R O S P E C T U S
______________________

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	*

Name: Joseph F. Regan Title: First Vice President, Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Regional Bank HOLDRS Receipts, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 14, 2003 as an exhibit to Amendment No. 4 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on May 5, 2000 as an exhibit to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Regional Bank HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

* Previously filed.